Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form [S-8] No. 333-69787 of Arden Group, Inc. and its subsidiaries of our report dated September 12, 2003 relating to the consolidated financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Los Angeles, California

September 17, 2003